UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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OFFICE DEPOT, INC.

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CONTACTS:

Brian Turcotte
Investor Relations
561-438-3657
brian.turcotte@officedepot.com

Brian Levine
Public Relations
561-438-2895
brian.levine@officedepot.com

OFFICE DEPOT URGES STOCKHOLDERS TO REJECT DISSIDENT BOARD NOMINEES

Says Electing Dissident Directors Could Damage Prospects for Successful Turnaround

Delray Beach, Fla., March 18, 2008 -- Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today advised stockholders to reject the attempt by Levitt Corporation, a Florida-based real estate development company, and Woodbridge Equity Fund LLLP, its wholly owned subsidiary (together the “Woodbridge Group”), to nominate two dissident directors to the Office Depot Board at this year’s annual meeting of stockholders, currently scheduled for April 23, 2008.

The Woodbridge Group is attempting, through the nomination of its two dissident directors, to remove from the Office Depot Board the Company’s current Chairman and Chief Executive Officer, Steve Odland, and the Company’s former Chairman and Chief Executive Officer, David I. Fuente. Office Depot believes that removing two of the most experienced retailing executives from the Office Depot Board would be highly disruptive, and could destabilize the Company and damage prospects for a successful turnaround. The Board has a strong long-range plan that is in the process of being implemented under difficult macroeconomic conditions.

Accordingly, Office Depot urges its stockholders to sign and return only the WHITE Office Depot proxy card solicited by Office Depot’s Board of Directors, and disregard any proxy cards they may receive from the Woodbridge Group.

Additional Information

In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the "SEC") and mailed to stockholders a definitive proxy statement dated March 14, 2008 (the "Proxy Statement"). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling Toll-Free (800)-322-2885 or by email at OfficeDepotProxy@mackenziepartners.com.

About Office Depot

Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through more than 1,600 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.9 billion e-commerce operation. Office Depot has annual sales of approximately $15.5 billion, and employs about 49,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 43 countries.

Office Depot's common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the "Act") provides protection from liability in private lawsuits for "forward-looking" statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the "safe harbor" provisions of the Act. Certain statements made in this press release are 'forward-looking' statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered 'forward-looking' as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the SEC. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.